                                             EXECUTIVE CONTACTS:
                                             Stephen Hill, CEO
                                             David Hastings, CFO
                                             John Sorvillo, Ph.D.,
                                             VP Business Development

                                             INVESTOR AND MEDIA CONTACTS:
                                             Jean Devine, Director of IR
                                             Christine Quern, Director of
                                             Marketing Communications
                                             ArQule, Inc.
                                             781-994-0300
                                             www.arqule.com
                                             --------------

FOR IMMEDIATE RELEASE:
----------------------

                 ARQULE ANNOUNCES STRATEGIC ALLIANCE WITH PFIZER

WOBURN, MASS. DEC. 21, 2001 - ArQule, Inc. (Nasdaq: ARQL) today announced a significant expansion and extension to its strategic alliance with Pfizer Inc. (NYSE: PFE), originally established in 1999. This alliance, assuming no early termination, extends the strategic relationship between ArQule and Pfizer through 2008.

Under terms of the new agreement, ArQule can receive payments valued at between $120 million and $345 million dependent on duration and the attainment of all milestones, in support of Pfizer's lead generation efforts for drug discovery. In addition, Pfizer will make an initial equity investment of $10 million in ArQule common stock, with up to an additional $8 million contingent on reaching certain milestones. As part of this funding, Pfizer will honor certain committed payments relating to the agreed transfer of ArQule's core AMAP(TM) technology due under the original agreement.

ArQule will provide expanded lead generation capabilities and will transfer on a non-exclusive basis, its proprietary library design and informatics platform. ArQule and Pfizer will work together to improve this platform to enhance the process of lead generation for early drug discovery. ArQule may also collaborate with Pfizer on lead optimization during the alliance.

Dr. Stephen A. Hill, ArQule's President and CEO, said, "Through this expanded alliance with Pfizer, we aim to significantly enhance the quality of compound screening libraries in order to increase the likelihood of generating quality hits against an increased number of disease-relevant targets and accelerate the drug discovery process."

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                                                                        ARQULE/2


"ArQule's vision is to become a leading chemistry-based drug discovery company and our passion is to dramatically improve the productivity of drug discovery," Dr. Hill continued. "This strategic alliance provides a major opportunity to facilitate ArQule's transition to a drug discovery company."

John M. Sorvillo, Ph.D., ArQule's Vice President of Business Development, added, "The extension and expansion of our collaboration with Pfizer reflects the hard work and dedication of many employees from both companies. The continuation of the collaboration indicates the role of ArQule's technology in Pfizer's drug discovery efforts."

ArQule will provide guidance on its 2002 financial outlook when it releases its fourth quarter and full year 2001 results on Tuesday, January 22, 2002.

ArQule will host a conference call today at 9:00 a.m. Eastern Time. Dr. Stephen
A. Hill, President and CEO, will lead the call.

Date:                              Friday, December 21, 2001
Time:                              9:00 Eastern
Conference call numbers:
Toll free:                         888-569-5033
Toll:                              719-457-2653
Access Code:                       758018

There will be a replay of the conference call for five days, which can be accessed by dialing toll-free (888) 203-1112 and outside the U.S. (719) 457-0820. The access code is 758018.

ArQule collaborates with pharmaceutical and biotechnology companies to synthesize and optimize small molecules that have the potential to enter clinical development and become medicines. ArQule's Parallel Track(TM) Drug Discovery program integrates key technologies for high-throughput, automated synthesis of small molecules with technologies that enable more informed, intelligent decisions about what molecules to synthesize. Parallel use of these "what to make" and "how to make" technologies results in rapid, iterative cycles of lead generation, qualification, and optimization of clinical drug candidates. ArQule also offers access to its high-throughput, automated synthesis and lead-optimization platforms through technology licensing agreements. Camitro, a wholly owned subsidiary of ArQule, is dedicated to the development and application of computational technologies for the design, selection, and optimization of novel drug candidates. Camitro's predictive models enable assessment of ADMET (absorption, distribution, metabolism, elimination, toxicity) properties throughout the discovery process, from the earliest stages of compound selection and library design through lead candidate evaluation and redesign.

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THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS AS DEFINED IN THE PRIVATE
SECURITIES LITIGATION REFORM ACT OF 1995, INCLUDING STATEMENTS ABOUT FUTURE ANNUAL FUNDING. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS OR HISTORICAL PERFORMANCE DUE TO NUMEROUS RISKS AND UNCERTAINTIES THAT EXIST IN ARQULE'S OPERATIONS, DEVELOPMENT EFFORTS AND THE BUSINESS ENVIRONMENT, INCLUDING WITHOUT LIMITATION: THE ABILITY TO TRANSITION SUCCESSFULLY FROM CHEMISTRY SERVICES TO DRUG DISCOVERY; TO SATISFY MILESTONES;
TO DELIVER COMPOUNDS TO CORPORATE COLLABORATORS; THE PROGRESS OF PRODUCT
RESEARCH AND DEVELOPMENT ACTIVITIES AND PROJECTED EXPENDITURES; THE ABILITY TO ENTER INTO FUTURE COLLABORATIONS WITH PHARMACEUTICAL AND BIOTECHNOLOGY
COMPANIES; DIFFICULTIES AND COSTS ASSOCIATED WITH THE INTEGRATION OF THE
ACQUIRED BUSINESSES AND THE RISKS AND UNCERTAINTIES DESCRIBED IN ARQULE'S FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 22, 2001. THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN REPRESENT THE JUDGMENT OF ARQULE AS OF THE DATE OF THIS RELEASE. ARQULE DISCLAIMS ANY INTENT OR OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENT EXCEPT TO THE EXTENT REQUIRED BY LAW.